SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8–K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): April 20, 2010
Penson Worldwide, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32878 (Commission File Number)	75-2896356 (IRS Employer Identification No.)

1700 Pacific Avenue, Suite 1400, Dallas, Texas (Address of Principal Executive Offices)	75201 (Zip Code)
Registrant’s telephone number, including area code 214-765-1100
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
On April 20, 2010, as part of its plans to offer approximately $200 million aggregate principal amount of senior second lien secured notes, Penson Worldwide, Inc. disclosed the following preliminary financial data for the first quarter ended March 31, 2010:
•	Net revenues of approximately $67-68 million (including approximately $52 million of non-interest revenues and approximately $15 million of net interest revenues) and net income of approximately $.10-$.20 million, equal to approximately $.01 per diluted share.
•	Excluding expenses of approximately $1.3 million pre-tax related to the acquisition of the correspondent clearing contracts from Ridge Clearing & Outsourcing Solutions, Inc. (“Ridge”) announced November 2, 2009 (approximately $.87 million), and to severance (approximately $.43 million), net income was approximately $.85-$.95 million, equal to approximately $.04 per diluted share.
•	As compared to the pro forma fourth quarter 2009, “other” non-interest revenues were approximately $2 million lower. The pro forma adjustment consists of the exclusion of the sale of LCH.Clearnet stock in the fourth quarter 2009.
The preliminary financial results presented above are preliminary only and remain subject to the completion of the Company’s financial closing procedures. Accordingly, these results may change and those changes may be material.
In addition to the above, the Company disclosed the following financial data for the fiscal year ended December 31, 2009:
•	Pro Forma Adjusted EBITDA for the twelve months ended December 31, 2009, after giving effect to the proposed acquisition of the correspondent clearing contracts of Broadridge Financial Solutions, Inc. (“Broadridge”) would have been $72.9 million, including $12.6 million attributable to the proposed acquisition.[1]

[1]	Pro Forma Adjusted EBITDA is a non-GAAP financial measure that is being presented due to the Company’s belief that our investors would find that information useful. The reconciliation of net income to Adjusted EBITDA is as follows (in thousands):

Net income	$16,011
Income tax expense	9,825
Interest expense on long-term debt	10,344
Depreciation and amortization	19,158
Stock-based compensation	5,087

EBITDA	$60,425
Vendor related asset impairment(a)(b)	824
LCH.Clearnet stock gain(a)(c)	(4,846)
Transition to current U.K. back office system(a)(d)	1,040
Consultant and severance costs(a)(e)	1,500
Ridge transaction costs(a)(f)	1,387

Adjusted EBITDA	$60,330

(a)	These adjustments relate to transactions that we do not consider as necessarily representative of our ordinary operations.

(b)	See Note 25 to the Consolidated Financial Statements in our Annual Report on Form 10-K, filed with the SEC on March 5, 2010 (our “2009 Form 10-K”).

(c)	See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Comparison of years ended December 31, 2009 and December 31, 2008 — Net Revenues” in our 2009 Form 10-K.

(d)	See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Comparison of years ended December 31, 2009 and December 31, 2008 — Overview” in our 2009 Form 10-K.

(e)	Represents $750 of risk management consulting costs resulting from the Evergreen matter (see Note 26 to the Consolidated Financial Statements in our 2009 Form 10-K) and $750 of severance costs in our U.S. and Canadian businesses resulting from a redundancy analysis.

(f)	Represents transaction costs associated with the upcoming Ridge transaction such as legal, consulting and professional fees.

     The Pro Forma Adjusted EBITDA is the result of adding $12.6 million of pro forma income to the $60.3 million Adjusted EBITDA number calculated above. The $12.6 million of Pro Forma Adjusted EBITDA attributable to the acquisition is calculated by taking the anticipated revenues of the proposed acquisition less anticipated expenses. The adjustments made to the Pro Forma Adjusted EBITDA include adjustments for (i) certain revenues from correspondents that will not be acquired by the Company, (ii) customers with negotiated concessions, (iii) revenue from correspondents that deconverted and ended their clearing contracts during 2009, (iv) new correspondents not yet converted and (v) an adjustment for correspondents that converted to Ridge during 2009. Operating expenses include our estimated outsourcing costs and certain direct and indirect operating costs, including employee compensation and benefits, floor brokerage, exchange and clearance fees and other expenses.
     The financial information relating to Ridge is unaudited and has not been reviewed by any accountant. In order to arrive at the assumed earnings from the contracts related to Ridge’s correspondent clearing and execution business, we have used Ridge financial information derived from historical revenues generated by the contracts anticipated being acquired in the Ridge transaction and the application of the cost structure the Company anticipates will be required to operate the acquired Ridge contracts. Such financial information relating to Ridge was not determined under GAAP and is based on estimates and assumptions, including as to which contracts may ultimately be acquired, which are inherently uncertain. Past performance of the contracts that we intend to acquire may not be reflective of the future performance of these contracts. There can be no assurance that the contracts acquired from Ridge will actually contribute such earnings or that the eventual cost structure associated with the operation of the acquired contracts will not be higher.
The information in this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.
Item 8.01 Other Events.
Planned Offer of Senior Second Lien Secured Notes
On April 20, 2010, Penson announced plans to offer approximately $200 million aggregate principal amount of senior second lien secured notes (the “Notes”), subject to market and other customary conditions. The Notes will initially be guaranteed by SAI Holdings, Inc., a wholly-owned direct subsidiary of the Company, and Penson Holdings, Inc., a wholly-owned indirect subsidiary of the Company.
The Company intends to use the net proceeds to pay down its existing debt with banks, which totaled approximately $100 million as of March 31, 2010; to provide working capital to support the Ridge correspondents, whose clearing contracts Penson intends to acquire from Broadridge; and for other general corporate purposes.
In the United States, the notes are intended to be offered to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933. The notes have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements.
The press release dated April 20, 2010 announcing the planned offering of senior second lien secured notes is attached as Exhibit 99.1 hereto.
This Current Report on Form 8-K, including the press release filed under Exhibit 99.1, does not constitute an offer to sell any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
99.1	Press release, dated April 20, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENSON WORLDWIDE, INC.
Date: April 20, 2010	/s/ Daniel P. Son
	Name:	Daniel P. Son
	Title:	President

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press release, dated April 20, 2010.